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EXHIBIT 21

DLH HOLDINGS CORP. SUBSIDIARIES OF REGISTRANT

DLH Solutions, Inc. (formerly known as TeamStaff Government Solutions, Inc.)
DSI Staff ConnXions Northeast, Inc.
DSI Staff ConnXions Southwest, Inc.
TeamStaff Rx, Inc
TeamStaff Solutions, Inc.
TeamStaff I, Inc.
TeamStaff II, Inc.
TeamStaff III, Inc.
TeamStaff IV, Inc.
TeamStaff V, Inc.
TeamStaff VI, Inc.
TeamStaff VIII, Inc.
TeamStaff IX, Inc.
TeamStaff Insurance Services, Inc.
Employer Support Services, Inc.
Digital Insurance Services, Inc.
HR2, Inc.
BrightLane.com, Inc.

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  EXHIBIT 21
DLH HOLDINGS CORP. SUBSIDIARIES OF REGISTRANT